UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2007

SmarTire Systems Inc.
(Exact name of registration as specified in its charter)

British Columbia, Canada	0-29248	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#150 - 13151 Vanier Place Richmond, British Columbia, Canada	V6V 2J1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 276-9884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On August 3, 2007, we entered into a three year agreement with GE Sensing Inc. (“GE”) dated July 23, 2007 in an effort to confirm the continued supply of GE’s NPX pressure sensors, which are a key component of our tire pressure monitoring systems.  To date, we have been purchasing these NPX pressure sensors from GE on an open order basis.

Purchases are to be by purchase order covering a rolling four month period but we have also agreed to deliver to GE, on a rolling monthly basis, a twelve (12) month forecast specifying the anticipated number of  pressure sensors to be manufactured by GE during each month.  Purchase orders may be cancelled up without penalty on 120 days advance notice and deliveries can be rescheduled at any time up until 30 days before the scheduled delivery date.  The percentage of product to be delivered that can be rescheduled varies depending on the number of days of advance notice that we give.

GE has agreed to use commercially reasonable efforts to meet our requested shipping dates.  Shipping is FOB at GE’s plant or at any plant to which GE subcontracts the task of manufacturing the product.

Prices are as established in a schedule to the Agreement.  Pricing can change during the term only upon mutual agreement of the parties.

The agreement may be terminated by either party, with or without cause, upon 120 days written notice.  If for cause, the agreement can be terminated effective immediately upon notice.  In the agreement, cause includes:

1.1  If the other party ceases to do business, or otherwise terminates its business operations; or

1.2  If the other party substantially breaches any material provision of this Agreement and fails to make reasonable efforts to cure such breach within sixty (60) calendar days of written notice describing the breach.  The repetitive failure of GE to meet on-time Deliveries with no demonstrated reasonable efforts in corrective action to eliminate future occurrences will be considered a material breech of this Agreement and provide grounds for termination by SmarTire; or

1.3  If the other party becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other parties.

The agreement contains other terms, including limitations of liability, survival of certain covenants notwithstanding termination of the agreement, dispute resolution, confidentiality and other terms that are generally included in similar commercial agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                SMARTIRE SYSTEMS INC.

Date: August 14, 2007                                                                                     By:    /s/ Jeff Finkelstein
                                          Jeff Finkelstein
                                          Chief Financial Officer